U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 9, 2003


                           NEOMEDIA TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



        Delaware                        0-21743                  36-3680347
--------------------------------------------------------------------------------
   (State or Other              (Commission File Number)       (IRS Employer
    Jurisdiction                                             Identification No.)
   Incorporation)


        2201 Second Street, Suite 402, Fort Myers, Florida            33901
--------------------------------------------------------------------------------
                (Address of Principal Executive Offices)           (Zip Code)


                                (239) - 337-3434
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, including Area Code)

Item 5.   Other Events.

On December 9, 2003, NeoMedia Technologies, Inc. ("NeoMedia") signed a non-binding letter of intent (the "LOI") to acquire Triton Global Business Services Inc. and its parent company, BSD Software Inc. (Pink Sheets: BSDS), both of Calgary, Alberta, Canada.

The LOI outlined terms, including an exchange of one share of NeoMedia common stock for each share of BSD Software, not to exceed 40 million shares. The transaction is dependent on due diligence by both companies, approval by NeoMedia's Board of Directors, BSD Software's Board of Directors, shareholders, required regulatory approvals, and other conditions.

Triton,   formed  in  1998  and  acquired  by  BSD  in  2002,   is  an  Internet
Protocol-enabled provider of live and automated operator calling services, e-business support, billing and clearinghouse functions and information management services to telecommunications, Internet and e-business service providers. The acquisition is subject to completion of due diligence by both sides, as well as Board approval and other conditions.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                NeoMedia Technologies, Inc.
                                                (Registrant)


Date: December 11, 2003                         By: /s/ Charles T. Jensen
                                                -------------------------------
                                                Charles T. Jensen, President,
                                                Chief Operating Officer, Acting
                                                Chief Executive Officer and
                                                Director

                                  EXHIBIT INDEX

Sequential        Exhibit
Page Number       Document
-----------       --------
       5            3.1         Letter of Intent for proposed transaction
                                between NeoMedia Technologies, Inc., and BSD
                                Software, Inc.

       10           3.2         Press release dated December 11, 2003